Exhibit 32.2

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the annual report on Form 10-K of Century Aluminum Company (the “Company”) for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Craig C. Conti, as Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
1.This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CRAIG C. CONTI
By:	Craig C. Conti
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	February 25, 2022

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.